UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2006

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

(1)	Q:	How does Commerce Bancorp, Inc. rank in customer satisfaction?

	A:	The inaugural J.D. Power & Associates Retail Banking Satisfaction Study ranking 33 of the country’s largest banks on the basis of overall satisfaction and customer commitment was just released.

Commerce Bancorp ranked #1 in overall satisfaction.

J.D. Power & Associates believe that more meaningful insights can be attained when overall satisfaction results are combined with an additional measure of customer sentiment - commitment. This approach yields a more complete measure of customers’ attachment to their banks. By combining satisfaction, brand image ratings and customers’ own propensity to be loyal, a more comprehensive picture emerges. This provides a greater degree of banking performance differentiation.

Commerce Bancorp was also ranked #1 in customer commitment.

(2)	Q:	What is your deposit growth for the first two months of the first quarter of 2006 and on a year-to-year basis?

	A:	Annual Deposit Growth:

			Year over Year
	2/28/05	2/28/06	$ Increase	% Increase
	(dollars in millions)

Core Deposits	$28,313	$34,896	$6,583	23%
Total Deposits	$29,321	$35,978	$6,657	23%

Linked Quarter Deposit Growth:

			Two Month
	12/31/05	2/28/06	$ Increase
	(dollars in millions)

Core Deposits	$33,870	$34,896	$1,026
Total Deposits	$34,727	$35,978	$1,251

 Annualized core deposit growth per store was $20 million at February 28, 2006.

(3)	Q:	What has your loan growth been for the first two months of the first quarter of 2006 and for the trailing 12 months?

	A:	Annual Loan Growth:

			Year over Year
	2/28/05	2/28/06	$ Increase	% Increase
	(dollars in millions)

Net Loans	$9,608	$13,002	$3,394	35%

Linked Quarter Loan Growth:

		Two Month
12/31/05	2/28/06	$ Increase
(dollars in millions)
$12,525	$13,002	$477

(4)	Q:	What is the status of your Florida acquisition?

	A:	On December 5, 2005, Commerce Bancorp completed the acquisition of Palm Beach County Bank which included 7 offices and approximately $370 million in assets.

This is the beginning step of a major expansion in Southeast Florida which will include at least 150 new stores, including 10 to 15 new stores to open in 2006 in Palm Beach and Broward Counties.

The existing Palm Beach County offices are currently in the process of being rebranded as Commerce Bank offices and the systems conversions have been completed. On April 15, 2006, the rebranding will be completed. Also, on April 15, 2006, we will open a new store in Deerfield Beach, our first store in Broward County.

We also expect to open new stores in Miami-Dade County in 2006.

(5)	Q:	What is the status of the naming rights lawsuit initiated by Commercebank in Coral Gables, Florida?

	A:	On February 21, 2006, a judge in Miami, Florida, dismissed the lawsuit without prejudice. The parties continue to negotiate an amicable resolution.

(6)	Q:	What are your store expansion plans for 2006?

	A:	Our strategic plan is to increase our store base approximately 18% per year.

In 2006, we plan to open 65+ new stores including planned openings in the following markets:

New Jersey	-	10-15
New York & Connecticut	-	20-25
Pennsylvania	-	10
Washington, D.C./Baltimore	-	10-15
Florida	-	10-15

Total	-	65+

We have approximately 150+ new store sites presently in various stages of land use approvals.

(7)	Q:	Is there anything new in the regulatory environment?

	A:	There is nothing new to report.

(8)	Q:	What are your forecasts for the net interest margin?

A:
The continued flattening of the yield curve over an extended period of time has produced a challenging interest rate for our industry and us. The convergence of short-term rates and longer-term rates has reduced the Company’s net interest margin.

In the fourth quarter of 2005 the Company initiated actions to stabilize or increase the net interest margin. These actions included the sale of certain fixed rate mortgage-backed securities and using the proceeds to purchase floating rate securities. The Company continued to purchase additional floating rate securities in the first two months of this year.

The Company expects its net interest margin to stabilize or increase in the first quarter of 2006, in the 3.50% - 3.55% range.

(9)	Q:	What are your estimated earnings per share for the first quarter of 2006 and for the full year 2006?

	A:	We continue to expect our first quarter 2006 earnings to be in the range of $0.40 to $0.42.

The Company has set a long-term EPS growth target of 18-20%. This is not to be construed as guidance for 2006. The attainment of this target will depend on numerous factors including deposit and loan growth, the shape of the yield curve, positive operating leverage and continued control of credit costs.

(10)	Q:	When is the new Commerce University expected to be completed?

	A:	It should be completed in August 2006.

(11)	Q:	What is the date, time and location of this year’s Annual Shareholders’ Meeting?

A:	Date:	Tuesday, May 16, 2006
	Time:	5:00 p.m.
	Location:	17000 Horizon Way
Mt. Laurel, New Jersey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

March 9, 2006	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Senior Vice President and Chief Financial Officer